UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2011

EDGEN MURRAY II, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	333-165298-01	20-8864225
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18444 Highland Road

Baton Rouge, LA 70809

(225) 756-9868

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On August 24, 2011, Edgen Murray II, L.P. (the “Company”) entered into a Severance Agreement and Release with Mr. Michael F.A. Craig, Executive Vice-President-Managing Director, Eastern Hemisphere (the “Agreement”) in connection with Mr. Craig’s termination of employment with the Company which is effective on September 12, 2011. Mr. Craig’s pending termination was previously disclosed by the Company on its Current Report on Form 8-K filed on June 14, 2011.

Under the Agreement, the Company will make twelve (12) monthly payments to Mr. Craig totaling £183,750, which amount is equal to twelve (12) months’ base salary for Mr. Craig. Under the Agreement, the Company will also extend certain of Mr. Craig’s employment benefits for a period of up to twelve (12) months following the effective date of his termination, including, but not limited to, health insurance, housing allowance, home leave, and school expenses for his children. The Company will also pay certain repatriation expenses if Mr. Craig chooses to repatriate. The Agreement contains a general release of claims and a noncompetition covenant of Mr. Craig in favor of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2011	EDGEN MURRAY II, L.P.

	By:	/s/ David L. Laxton, III
Name: David L. Laxton, III
Title: Chief Financial Officer

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